News Release

FOR IMMEDIATE RELEASE

Daegis Inc. Reports Fiscal 2014 Second Quarter Results

Company Announces Completion of Organizational
Alignment Combining its Archive and eDiscovery Businesses

IRVING, Texas – Dec. 3, 2013 – Daegis Inc. (NASDAQ: DAEG), an eDiscovery and information management company, today announced financial results for its fiscal 2014 second quarter ended October 31, 2013.

Second Quarter Fiscal 2014 Financial Highlights

  Second quarter total revenue of $7.7 million, compared to $10.3 million year over year.
  Second quarter GAAP net loss of $210,000 or $0.01 per share, compared to GAAP net income of $252,000 or $0.01 per share for the same period last year.
  Second quarter Adjusted EBITDA of $755,000, compared to $2.1 million last year. (1)
  Non-GAAP net income of $118,000 or $0.01 per share, compared to $1.3 million or $0.08 per share last year.
  Cash at October 31, 2013 was $4.0 million, compared to $4.0 million at October 31, 2012.
  Total debt outstanding at October 31, 2013 was $15.7 million, a decrease of $2.9 million from October 31, 2012.

Six Months Ended Fiscal 2014 Financial Highlights

  Six month total revenue of $15.7 million, compared to $20.0 million last year.
  Six month GAAP net loss of $843,000 or $0.06 per share, compared to GAAP net income of $409,000 or $0.01 per share for the same period last year.
  Six month Adjusted EBITDA of $1.6 million, compared to $3.2 million last year. (1)
  Non-GAAP net income of $155,000 or $0.01 per share, compared to Non-GAAP net income of $1.6 million or $0.09 per share last year.

“We have executed on our strategy announced in January to combine our archive and eDiscovery businesses to deliver clients one approach for information governance, compliance and litigation readiness, and eDiscovery,” said Tim Bacci, CEO of Daegis Inc. “Our newly aligned business will enhance services to clients and drive new efficiencies by centralizing key operational functions in our Irving, Texas office and reducing our real estate footprint. While we had a challenging second quarter from a revenue standpoint, we believe we’ll begin to see our plans translate into growth starting in the second half of the year.”

     Organizational Alignment Highlights

  The Company has aligned its operations by combining the archive and eDiscovery businesses.
  Daegis Inc. expects to take a charge of approximately $1.2 to $1.4 million in the second half of Fiscal 2014 related to this alignment.
  The alignment is expected to result in annualized savings of approximately $2.4 million.
  The Company will close its San Francisco and New York offices, while maintaining its bi-coastal presence with the Roseville, Calif. and Rutherford, New Jersey offices.
  Daegis Inc. will align into two core business segments: Daegis archiving and eDiscovery, and Gupta Technologies development and migration and databases.

Second Quarter Comparative Financial Summary

	Q2	Q2	% or $
$ In Millions, except per share and %	FY 2014	FY 2013	Change (3)
data
Total Revenue	$7.7	$10.3	(25%)
Total eDiscovery Revenue	$2.7	$4.0	(34%)
Total Database, Archive, and Migration	$5.1	$6.3	(20%)
Revenue
GAAP Net Income (Loss)	($0.2)	$0.3	($0.5)
GAAP Net Income (Loss) Per Share -
Diluted	($0.01)	$0.01	($0.02)
Adjusted EBITDA (1)	$0.8	$2.1	($1.3)
Adjusted EBITDA Margin (1)	9.8%	19.8%	(10.0%)
Non-GAAP Net Income (1)	$0.1	$1.3	($1.2)
Non-GAAP Net Income Per Share –
Diluted (1)	$0.01	$0.08	($0.07)
Cash from Operations	($0.5)	$0.7	($1.2)
Cash (2)	$4.0	$4.0	($0.0)
Total Debt Outstanding (2)	$15.7	$18.6	($2.9)

(1)	See reconciliation table below regarding the presentation of Adjusted EBITDA and Non-GAAP net income.
(2)	Results as of October 31, 2013 and 2012.
(3)	The calculation of percentage or dollar change is based on unrounded numbers.

Investor Conference Call

Management will host a conference call December 3, 2013, at 4:00 p.m. CT (5:00 p.m. ET) to review the second quarter financial results. The call can be accessed by dialing (877) 941-2068 or (480) 629-9712 for international callers. Additionally, the conference call will be broadcast live on the Daegis Inc. website at www.daegisinc.com. A replay of the call will be available through Dec. 13, 2013 by dialing (800) 406-7325 or (303) 590-3030 for international callers and using the following passcode: 4649830#.

About Daegis Inc.

Daegis Inc. (NASDAQ: DAEG) is an eDiscovery and information management company, delivering eDiscovery, archiving software, data management tools, and migration solutions. Daegis delivers leading-edge eDiscovery and archiving software through Daegis Edge, an end-to-end platform for managing the eDiscovery life cycle, Daegis Acumen technology assisted review and AXS-One enterprise information archiving. Daegis also offers specialized services including data collection, analytics consulting, project management and managed document review. The Gupta Technologies and Composer Technologies businesses serve customers around the globe with development tools, databases and application migration software. Visit our websites to learn more.

Some of the information in this press release may contain projections or other forward-looking statements regarding future events or the future financial performance of the Company. We wish to caution you that these statements involve risks and uncertainties and actual events or results may differ materially. When the words “believes,” “expects,” “plans,” “projects,” “estimates” and similar expressions are used, they identify forward-looking statements. These forward-looking statements are based on management’s current beliefs and assumptions and information currently available to management and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Examples of forward-looking statements in the press release include the statements made by Mr. Bacci. Among the important factors which could cause actual results to differ materially from those in the forward-looking statements are general market and economic conditions, our ability to execute our business strategy and integrate acquired businesses, the effectiveness of our sales team and approach, our ability to target, analyze and forecast the revenue to be derived from a client and the costs associated with providing services to that client, the date during the course of a fiscal year that a new client is acquired, the length of the integration cycle for new clients and the timing of revenues and costs associated therewith, our client concentration given that the Company is currently dependent on a few large client relationships, potential competition in the marketplace, the ability to retain and attract employees, market acceptance of our service programs and pricing options, our ability to maintain our existing technology platform and to deploy new technology, our ability to sign new clients and control expenses, the possibility of the discontinuation of some client relationships, the financial condition of our clients' business and other factors detailed in the Company's filings with the Securities and Exchange Commission.

Contact:
Daegis Investor Relations
Deb Thornton, (916) 218-4779
dthornton@daegis.com

# # #

DAEGIS INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(In thousands)

	October 31,	April 30,
	2013	2013
ASSETS
Current assets:
Cash	$4,035	$5,459
Accounts receivable, net	7,584	10,594
Prepaid expenses and other current assets	659	1,203
Assets held for sale	—	926
Total current assets	12,278	18,182

Property and equipment, net	1,439	1,934
Goodwill	11,706	11,706
Intangibles, net	6,383	7,152
Other assets	609	733
Total assets	$32,415	$39,707

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$657	$243
Current portion of long-term debt	1,349	2,519
Accrued compensation and related expenses	1,338	2,697
Common stock warrant liability	92	204
Other accrued liabilities	519	863
Deferred revenue	6,128	8,449
Liabilities held for sale	—	526
Total current liabilities	10,083	15,501

Long-term debt, net of current portion	14,307	15,170
Deferred tax liabilities, net	938	923
Other long-term liabilities	1,220	1,429
Total liabilities	26,548	33,023

Commitments and contingencies	—	—

Stockholders’ equity:
Preferred stock	—	2
Common stock	17	15
Additional paid-in capital	100,079	100,053
Accumulated other comprehensive income	280	280
Accumulated deficit	(94,509)	(93,666)
Total stockholders’ equity	5,867	6,684
Total liabilities and stockholders’ equity	$32,415	$39,707

DAEGIS INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	October 31,		October 31,
	2013	2012	2013	2012
Revenues:
eDiscovery	$2,675	$4,043	$6,003	$8,116
Database, archive, and migration	5,061	6,302	9,697	11,867
Total revenues	7,736	10,345	15,700	19,983

Operating expenses:
Direct costs of eDiscovery revenue	1,461	2,099	3,085	4,247
Direct costs of database, archive, and migration revenue	972	1,273	1,888	2,555
Product development	1,618	1,802	3,288	3,686
Selling, general and administrative	3,719	4,269	7,497	9,309
Sale of intangible trade name	—	—	—	(1,000)
Total operating expenses	7,770	9,443	15,758	18,797
Income (loss) from operations	(34)	902	(58)	1,186

Other income (expense):
Gain (loss) from change in fair value of common stock warrant liability	210	(188)	112	271
Interest expense	(311)	(400)	(727)	(842)
Other, net	34	(16)	3	(108)
Total other income (expense)	(67)	(604)	(612)	(679)

Income (loss) before income taxes	(101)	298	(670)	507
Provision for income taxes	109	46	173	98
Net income (loss)	$(210)	$252	$(843)	$409

Income (loss) per share:
Basic	$(0.01)	$0.01	$(0.06)	$0.01
Diluted	$(0.01)	$0.01	$(0.06)	$0.01

Weighted-average shares used in computing income (loss) per share
Basic	16,384	14,718	15,841	14,718
Diluted	16,384	14,729	15,841	14,723

DAEGIS INC.
RECONCILIATION OF GAAP OPERATING INCOME TO ADJUSTED EBITDA
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	October 31,		October 31,
	2013	2012	2013	2012
GAAP income (loss) from operations	$(34)	$902	$(58)	$1,186

Amortization of intangible assets	384	384	769	769
Stock based compensation expenses	39	154	92	330
Depreciation	251	277	515	555
Charges related to alignment of business units(1)	115	333	249	333
Total adjustments to GAAP income from operations	789	1,148	1,625	1,987

Adjusted EBITDA	$755	$2,050	$1,567	$3,173

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME (In thousands, except per share data)

GAAP net income (loss)	$(210)	$252	$(843)	$409

Amortization of intangible assets	384	384	769	769
Stock based compensation expenses	39	154	92	330
(Gain) loss from change in fair value of common stock warrant liability	(210)	188	(112)	(271)
Charges related to alignment of business units(1)	115	333	249	333
Total adjustments to GAAP net income (loss)	328	1,059	998	1,161

Non-GAAP net income	$118	$1,311	$155	$1,570

Non-GAAP diluted income per share	$0.01	$0.08	$0.01	$0.09

Weighted average shares used in computing income per share:
Dilutive	16,384	14,729	15,841	14,723

(1)	Prior year alignment costs have been reported to conform with the current year presentation.

Use of Non-GAAP Financial Information

Daegis utilizes financial measures not calculated in accordance with generally accepted accounting principles in the United States ("GAAP") to supplement the Company's unaudited condensed consolidated financial statements and provide investors with an alternative method for assessing our operating results. We also believe these Non-GAAP measures provide investors with a more informed baseline for modeling the Company's future financial performance. Management uses the Non-GAAP financial measures to make operational decisions, to evaluate the Company's performance and to forecast. We believe that our investors should have access to, and that we are obligated to provide, the same set of tools that we use in analyzing our results. The presentation of these Non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from Non-GAAP financial measures used by other companies. In addition, these Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP.

Our Non-GAAP measures adjust GAAP income (loss) from operations and GAAP net income (loss) for non-cash stock based compensation expenses, amortization of intangible assets, depreciation and non-recurring charges. For more information on these Non-GAAP financial measures including how they are calculated, please see the tables in this release captioned “Reconciliation of GAAP to Non-GAAP Net Income” and “Reconciliation of GAAP Operating Income to Adjusted EBITDA” which includes a reconciliation of the GAAP results to Non-GAAP and Adjusted EBITDA results.